Exhibit (d)(4)

                    [Form of Notice of Guaranteed Delivery]

                         NOTICE OF GUARANTEED DELIVERY
                         For Shares of Common Stock of

                    JAPAN SMALLER CAPITALIZATION FUND, INC.
                   Subscribed for under Primary Subscription
                      and the Over-Subscription Privilege


As set forth in the Prospectus dated [    ], 2005 (the "Prospectus"), this form
or one substantially equivalent hereto may be used as a means of effecting subscription and payment for all shares of the Fund's Common Stock (the "Shares") subscribed for under the Primary Subscription and the Over-Subscription Privilege. Such form may be delivered by hand or sent by facsimile transmission, overnight courier or first class mail to the Subscription Agent and must be received prior to 5:00 p.m., New York time, on December 16, 2005 (the "Expiration Date"), unless extended. The terms and conditions of the Offer set forth in the Prospectus are incorporated by reference herein. Capitalized terms used and not otherwise defined herein have the meaning attributed to them in the Prospectus.
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                          The Subscription Agent is:

                   ComputerShare Shareholder Services, Inc.

            By First Class Mail                                 By Express Mail or Overnight Courier:

               ComputerShare                                                ComputerShare
              P.O. Box 859208                                            161 Bay State Drive
         Braintree, MA 02185-9208                                        Braintree, MA 02184

                 By Hand:                                                   By Facsimile:

               ComputerShare                                                781-380-3388
                 Floor 11                                 With the original Subscription Certificate to be
          17 Battery Park Place,                          sent by mail, hand or overnight courier. Confirm
            New York, NY 10004                            facsimile by telephone to: 781-843-1833 ext. 200.

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DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA
A TELECOPY OR FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

The New York Stock Exchange member firm or bank or trust company which completes this form must communicate this guarantee and the number of Shares subscribed for in connection with this guarantee (separately disclosed as to the Primary Subscription and the Over-Subscription Privilege) to the Subscription Agent and must deliver this Notice of Guaranteed Delivery, to the Subscription Agent, prior to 5:00 p.m., New York time, on the Expiration Date, unless extended, guaranteeing delivery of (a) payment in full for all subscribed Shares and (b) a properly completed and signed copy of the Subscription Certificate (which certificate and full payment must then be delivered to the Subscription Agent no later than the close of business of the third business day after the Expiration Date, unless extended). Failure to do so will result in a forfeiture of the Rights.



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                                   GUARANTEE

The undersigned, a member firm of the New York Stock Exchange or a bank or trust company having an office or correspondent in the United States, guarantees delivery to the Subscription Agent by no later than 5:00 p.m., New
York City time, on the third Business Day after the Expiration Date (December
16, 2005, unless extended, as described in the Prospectus) of (a) a properly completed and executed Subscription Certificate and (b) payment of the full
Subscription Price for Shares subscribed for on Primary Subscription and for any additional Shares subscribed for pursuant to the Over-Subscription
Privilege, as subscription for such Shares is indicated herein or in the
Subscription Certificate.
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JAPAN SMALLER CAPITALIZATION FUND, INC.                                     Broker Assigned Control # _______

1.  Primary Subscription     Number of Rights to be   Number of Primary Shares          Payment to be made in
                             exercised                requested for which you are       connection with Primary
                                                      guaranteeing delivery of          Shares
                                                      Rights and Payment

                             ________  Rights         ________ Shares                   $  ___________
                                                     (Rights / by 3)

2.  Over-Subscription                                 Number of Over-Subscription       Payment to be made in
                                                      Shares requested for which        connection with
                                                      you are guaranteeing payment      Over-Subscription
                                                                                        Shares

                                                      ________  Shares                  $  ___________

3.  Totals                   Total Number of Rights
                             to be Delivered

                             ________  Rights                                           $  ___________
                                                                                           Total Payment

Method of delivery (circle one)

A.     Through The Depository Trust Company ("DTC")*

B.     Direct to ComputerShare., as Subscription Agent. Please reference below the registration of the Rights to be delivered.

         ------------------------------

         ------------------------------

         ------------------------------
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Please assign a unique control number for each guarantee submitted. This number needs to be referenced on any direct delivery of Rights or any delivery through DTC. In addition, please note that if you are guaranteeing for Over-Subscription Shares and are a DTC participant, you must also execute and forward to ComputerShare, a DTC participant Over-Subscription Exercise Form.

___________________________________________________________  _____________________________________________________________________
Name of Firm                                                 Authorized Signature

___________________________________________________________  _____________________________________________________________________
DTC Participant Number                                       Title

___________________________________________________________  _____________________________________________________________________
Address                                                      Name (Please Type or Print)

___________________________________________________________  _____________________________________________________________________
                                                   Zip Code  Phone Number
___________________________________________________________  _____________________________________________________________________
Contact Name                                                 Date
___________________________________________________________  _____________________________________________________________________

* If the Rights are to be delivered through DTC, call the Subscription Agent to obtain a protected identification number, which needs to be communicated by you to DTC.


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BENEFICIAL OWNER LISTING CERTIFICATION

Japan Smaller Capitalization Fund, Inc. Rights Offering

The undersigned, a bank, broker or other nominee holder of Rights (the "Rights") to purchase Shares of common stock, $0.10 par value, of Japan Smaller Capitalization Fund, Inc. (the "Fund") pursuant to the Rights Offering (the "Offer") described and provided for in the Fund's Prospectus dated [ ], 2005 (the "Prospectus"), hereby certifies to the Fund and to ComputerShare, as Subscription Agent for such Offer, that for each numbered line filled in below, the undersigned has exercised, on behalf of the beneficial owner thereof (which may be the undersigned), the number of Rights specified on such line pursuant to the Primary Subscription (as defined in the Prospectus) and such beneficial owner wishes to subscribe for the purchase of additional Shares pursuant to the Over-Subscription Privilege (as defined in the Prospectus), in the amount set forth in the third column of such line.

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                Number of Record Date                NUMBER OF RIGHTS                      NUMBER OF SHARES
                    Shares Owned                 exercised pursuant to the            requested pursuant to the
                                                   Primary Subscription              Over-Subscription Privilege
---------------------------------------------------------------------------------------------------------------------
    1     _______________________________  _______________________________________  _________________________________
    2     _______________________________  _______________________________________  _________________________________
    3     _______________________________  _______________________________________  _________________________________
    4     _______________________________  _______________________________________  _________________________________
    5     _______________________________  _______________________________________  _________________________________
    6     _______________________________  _______________________________________  _________________________________
    7     _______________________________  _______________________________________  _________________________________
    8     _______________________________  _______________________________________  _________________________________
    9     _______________________________  _______________________________________  _________________________________
   10.    _______________________________  _______________________________________  _________________________________
_____________________________________________________________________________________________________________________

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________________________________    vested

Name of Nominee Holder
By:       ___________________________

Name:     ___________________________

Title:    ___________________________

Dated:    ____________________, 2005
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
Provide the following information, if applicable:

------------------------------------------------      ------------------------------------------------------
Depository Trust Corporation ("DTC") Participant      Name of Broker
Number


------------------------------------------------      ------------------------------------------------------
DTC Primary Subscription Confirmation Number(s)       Address



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